UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2005

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 12, 2005, the Compensation Committee of the Board of Directors of LECG Corporation (the “Registrant”) ratified and approved the objectives and parameters governing the determination of bonuses payable to Dr. David Teece, the Registrant’s Chairman, and Mr. David Kaplan, the Registrant’s President, with respect to their performance of services for the Registrant in fiscal 2005.  The bonus amounts to be paid will generally be based upon certain financial performance levels of the Registrant and the achievement of specified corporate objectives of the Registrant in the categories of organization, people, culture, marketing and corporate governance.

Under the arrangement approved by the Compensation Committee, each of Dr. Teece and Mr. Kaplan will be assigned a bonus amount expressed as a percentage of annual salary, with a maximum bonus equal to 200% of such executive’s calendar year 2005 annual base salary.  The final bonus calculation will be based upon an evaluation by the Compensation Committee of the Registrant’s and executives’ actual performance against the approved parameters and objectives.  These bonus amounts, if any, are expected to be paid in cash on or prior to March 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ JOHN C. BURKE
John C. Burke
Chief Financial Officer

Date:  December 16, 2005